EXHIBIT 10.2
Lars Brannvall
Director	20 September 2004
Coloured Industry Ltd
Vigilant House
120 Wilton Road
London
SW1V 1JZ

Dear Lars,

Agency Exploitation Agreement (AEA) — assignment

This letter confirms our agreement that LDC Network Ltd has assigned its interest, including all rights and obligations, in its Agency Exploitation Agreement with The Mobile Warrior Technology Partnership LLP (MW) to Coloured Industry Ltd (CIL)with effect from 2 April 2004.

In accordance with Clause 6 of the Agency Exploitation Agreement, LDC has sought the permission of MW to make this assignment in a letter dated 2 April 2004. MW gave its permission in its letter dated 21 July 2004, of which I attach a copy.

CIL is registered in England no.04752451, with its registered office at 27 New Bond Street, London, W1S 2RH.

Please sign and date all three copies of this letter and return two of them to me. I will keep one copy and send the other to MW at its office. The third copy is yours to keep as your record of this agreement.

Yours sincerely

/s/ Ali Douglas

Ali Douglas
Director

for and on behalf of
LDC Network Ltd

Signed for [new exploiter]:-

/s/ Lars Brannvall
Lars Brannvall
Director

for and on behalf of
Coloured Industry Ltd

Registered Address; 27 New Bond Street, London W1S 2RH, UK
Company No: 04318606 VAT Registered: GB 79634120